Exhibit (q)

THRIVENT SERIES FUND, INC.

Power of Attorney of Directors

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of THRIVENT SERIES FUND, INC., a Minnesota corporation (the “Fund”), does hereby make, constitute and appoint David S. Royal, Christina A. Smith, James M. Odland, Michael W. Kremenak, and Jill Forte, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Director of such Fund to a Registration Statement or Registration Statements, on Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Fund with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the Securities Act of 1933 of shares of such Fund, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 2nd day of January, 2017.

/s/ Janice B. Case	/s/ James A. Nussle
Janice B. Case	James A. Nussle
Director	Director

/s/ Robert J. Chersi	/s/ David S. Royal
Robert J. Chersi	David S. Royal
Director	Director

/s/ Richard A. Hauser	/s/ Verne O. Sedlacek
Richard A. Hauser	Verne O. Sedlacek
Director	Director

/s/ Marc S. Joseph	/s/ Contance L. Souders
Marc S. Joseph	Constance L. Souders
Director	Director

/s/ Paul R. Laubsher	/s/ Russell W. Swansen
Paul R. Laubscher	Russell W. Swansen
Director	Director